TERMINATION AGREEMENT (this “Agreement”), dated as of November 17, 2010, among Penn Octane Corporation, a Delaware corporation (“POCC”), Rio Vista GP, LLC, a Delaware limited liability company (“RVGP”), Rio Vista Energy Partners, L.P. (“RVEP”) and Rio Vista Operating Partnership (“RVOP”).  POCC, RVGP, RVEP and RVOP are collectively the “Parties”.

WHEREAS, the Parties are parties to a certain Omnibus Agreement dated as of September 16, 2004, as amended by Amendment No. 1 thereto dated as of September 16, 2004 (as amended, the “Omnibus Agreement”), pursuant to which, inter alia, POCC agreed to provide certain services to and on behalf of the other Parties in respect of the operation of the business and assets of RVGP and RVEP;

WHEREAS, pursuant to that certain Securities Purchase and Sale Agreement by and among Central Energy, LP (as successor by assignment to Central Energy, LLC)(“Buyer”), RVEP and POCC (as amended, the “Purchase Agreement”), Buyer purchased all of the membership interests in RVGP and Common Units in REVP representing approximately 80% of all outstanding Common Units;

WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement that the Omnibus Agreement be terminated;

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

1.           Termination.  The Omnibus Agreement is hereby terminated effective immediately and is of no further force or effect.   The parties acknowledge and agree that their respective rights and obligations under the Omnibus Agreement are hereby mutually terminated and released in full except for such provisions thereof as expressly survive any such termination.

2.           Further Actions.  Each party hereto hereby covenants and agrees that, at any time and from time to time after the date hereof, at the request of any other party hereto or its permitted successors or assigns, it will (a) promptly and duly execute and deliver, or cause to be executed and delivered, all such further documents and instruments, and (b) promptly take all such other and further action, in each case as may be reasonably requested by the relevant requesting party to further evidence, implement or effectuate the provisions of this Agreement

3.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter contained herein and shall supersede and cancel all other agreements and understandings, written or oral, related to the subject matter herein.  No amendment or modification of this Agreement shall be valid unless made in writing and signed by all of the Parties.

4.           Miscellaneous.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to any conflicts of laws provisions thereof.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  This Agreement may be executed in multiple counterparts, each of which executed counterparts (including executed counterparts delivered by facsimile or by e-mail) shall be deemed an original, and all of which shall constitute one and the same document.  This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be deemed waived, except by written instrument signed by the party to be charged.

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IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the day and year first above written.

PENN OCTANE CORPORATION

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: President

RIO VISTA ENERGY PARTNERS, L.P.
By: Rio Vista GP, LLC

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: President

RIO VISTA GP, LLC

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: President

RIO VISTA OPERATING PARTNERSHIP L.P.

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title:

Signature Page to Termination Agreement